Exhibit 10.1
ADDENDUM
TO THE AGREEMENT
BETWEEN GE HEALTHCARE
AND LIFEPOINT HOSPITAL HOLDINGS, INC.
Contract No. ____________
This Addendum replaces and supersedes the Addendum dated as of July 10, 2007 to the above-referenced Agreement as set forth below, and, except as modified in this Addendum, the Agreement shall go into full force and effect as originally written. Unless otherwise indicated, all terms used herein shall have the meaning ascribed to them in the Agreement. In consideration of the promises and covenants below and in the Agreement, the parties agree to modify the Agreement as follows:
CONTRACT PRICING / CONTRACT CAP
A new section is added with the heading above and the following text:
Effective 7/1/2007, contract pricing for all imaging equipment covered under the Agreement, except MR systems, is revised as outlined in Attachment A.
GLASSPRO TUBE PRICING
Glasspro tube pricing for CT is revised as outlined in Attachment A.
An authorized representative of each party has executed this Addendum, which shall be effective on as of July 1, 2007.

GE HEALTHCARE		LIFEPOINT HOSPITAL HOLDINGS, INC.
By:	/s/ Thomas G. Cooper	By: /s/ William Gracey
Name:	Thomas G. Cooper	William Gracey
Title:	Nat’l Svc Sales Director	President
Date:	9-28-07	Date:	9-28-07

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